Exhibit 3.88

BY - LAWS

OF

F D R LIMITED

July 24, 1991

PRELIMINARY

1.                                       In these By-Laws, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof:

WORDS	MEANING

capital	the sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the company as treasury shares plus:

(a) the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares; and

(b) the amounts as are from time to time transferred from surplus to capital by a resolution of directors;

DGCL	Delaware General Corporation Law, as the same may be amended from time to time;

member	a person who holds shares in the Company;

person	an individual, a corporation, a trust, the estate of a deceased individual, a partnership or an unincorporated association of persons;

resolution of directors

(a) a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present at the meeting who voted and did not abstain; or

(b) a resolution consented to in writing by all directors or of all members of the committee, as the case may be;

resolution of members	(a) a resolution approved at a duly convened and constituted meeting of the members of the Company by the affirmative vote of:

(i) a simple majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted and not abstained; or

(ii)

a simple majority of the votes of each class or series of shares which were present at the meeting and entitled to vote thereon as a class or series and were voted and not abstained and of a simple majority of the votes of the remaining shares entitled to vote thereon which were present at the meeting and were voted and not abstained; or

(b) a resolution consented to in writing by:

(i) an absolute majority of the votes of shares entitled to vote thereon; or

(ii)

an absolute majority of the votes of each class or series of shares entitled to vote thereon as a class or series and of an absolute majority of the votes of the remaining shares entitled to vote thereon;

securities	shares and debt obligations of every kind, and options, warrants and rights to acquire shares, or debt obligations;

surplus	the excess, if any, at the time of the determination of the total assets of the Company over the aggregate of its total liabilities, as shown in its books of account, plus the Company’s capital;

the Seal	any Seal which has been duly adopted as the Seal of the Company;

treasury shares	shares in the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not canceled.

2.                                                                                       “Written or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegram, cable or other form of writing produced by electronic communication.

3.                                                                                       Save as aforesaid any words or expressions defined in the Certificate of Incorporation shall bear the same meaning in these By-Laws.

4.                                                                                       Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these By-Laws, it shall equally, where the context admits, include the other.

5.                                                                                       A reference in these By-Laws to voting in relation to shares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

6.                                                                                       A reference to money in these By-Laws is, unless otherwise stated, a reference to the currency of the United Kingdom.

REGISTERED SHARES

7.                                                                                       Every member holding registered shares in the Company shall be entitled to a certificate signed by the appropriate officers of the Company and under the Seal specifying the share or shares held by him and the signature of the officers and the Seal may be facsimiles.

8.                                                                                       If a share certificate for registered shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a resolution of directors.

9.                                                                                       If several persons are registered as joint holders of any

shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

SHARES, AUTHORIZED CAPITAL AND CAPITAL

10.                                                                                 Subject to the provisions of these By-Laws, the unissued shares of shares of the Company shall be at the disposal of the directors who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

11.                                                                                 Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, and, for that portion in excess of par value, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

12.                                                                                 Shares in the Company may be issued for such amount of consideration as the directors may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

13.                                                                                 A share issued by the Company upon conversion of, or in exchange for, another share or debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

14.                                                                                 Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Bylaws) as the Company may by resolution of directors determine.

15.                                                                                 The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

16.                                                                                 Upon the issue by the Company of a share without par value, if an amount is stated in the Certificate of Incorporation to be authorized capital represented by such shares then each share shall be issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

17.                                                                                 The Company may purchase, redeem or otherwise acquire and hold its own shares but only out of surplus or in exchange for newly issued shares of equal value but no purchase, redemption or other acquisition shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities as shown in the books of account, and its capital and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

18.                                                                                 Shares that the Company purchases, redeems or otherwise acquires pursuant to the preceding paragraph may be canceled or held as treasury shares except to the extent that such shares are in excess of 80 percent of the issued shares of the Company in which case they shall be cancelled but they shall be available for reissue.

19.                                                                                 Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company shall not be treated as outstanding, except as otherwise provided in the DGCL.

LIEN

20.                                                                                 The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not, but only to the extent that any such liens are agreed to by the holder of any such shares. The Company’s lien on a share shall extend to all dividends payable thereon, but only to the extent that any such liens are agreed to by the holder of any such shares. The directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this paragraph.

21.                                                                                 In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may, but only to the extent agreed to by the holder of any such shares, sell, in such manner as the directors may by resolution of directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

22.                                                                                 The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied, but only to the extent agreed to by the holder of any such shares, in or towards payment or discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the directors may authorize some person to transfer the share sold to the purchase thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

TRANSFER OF SHARES

23.                                                                                 Subject to any limitations in the Certificate of Incorporation, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate.

24.                                                                                 The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee’s name has been entered in the share register.

TRANSMISSION OF SHARES

25.                                                                                 The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognized by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following three paragraphs.

26.                                                                                 The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as executor, of a deceased member of the appointment of a guardian of an incompetent member or the trustee of a bankrupt member shall be accepted by the Company even if the deceased, incompetent or bankrupt member is domiciled outside the State of Delaware if the document evidencing the grant of probate or letters of administration, confirmation as executor, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court has competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

27.                                                                                 Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

28.                                                                                 Any person who has become entitled to share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

29.                                                                                 What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

REDUCTION OR INCREASE IN AUTHORIZED CAPITAL OR CAPITAL

30.                                                                                 The Company may amend, subject to compliance with the DGCL, the Certificate of Incorporation and these By-Laws, increase or reduce its authorized capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

31.                                                                                 The Company may amend the Certificate of Incorporation to:

(a)                             divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

(b)                           combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series,

provided, however, that where shares are divided or combined under (a) or (b) of this paragraph, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

32.                                                                                 The capital of the Company may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital.

33.                                                                                 Subject to the provisions of the two next succeeding sections the capital of the Company may by resolution of directors be reduced by:

(a)                                  returning to members any amount received by the Company upon the issue of any of its shares, the amount being surplus to the requirements of the Company;

(b)                                 canceling any capital that is lost or not represented by assets having a realizable value, or

(c)                                  transferring capital to surplus for the purpose of purchasing, redeeming or otherwise acquiring shares that the directors have resolved to purchase, redeem or otherwise acquire.

34.                                                                                 No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

35.                                                                                 No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realizable assets of the Company will not be less than its total liabilities as shown in the books of the Company and its remaining capital, and, in the absence of fraud, the decision of the directors as the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

MEETINGS AND CONSENTS OF MEMBERS

36.                                                                                 The directors of the Company may convene meetings of the members of the Company at such times and in such manner and places within or outside the State of Delaware as the directors consider necessary or desirable.

37.                                                                                 Upon the written request of members holding 10 percent of more of the outstanding voting shares in the Company the directors shall convene a meeting of members.

38.                                                                                 The directors shall give not less than 10 days’ notice of meetings of members of those persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.

39.                                                                                 The directors may fix the date notice is given of a meeting of members as the record date for determining those shares that are entitled to vote at the meeting.

40.                                                                                 A meeting of members may be called on short notice if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

41.                                                                                 The fact that a member has not received notice, does not invalidate the meeting.

42.                                                                                 A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

43.                                                                                 The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

44.                                                                                 An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointment the proxy. Only members who are individuals may appoint.

(Name of Company)

I/We                       being a member of the above Company with                    shares HEREBY APPOINT                            of                       or failing him                           of                             to be my/our proxy to vote for me/us at the meeting of members to be held on the                    day of                   and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this                 day of

Member

45.                                                                                 Joint ownership of shares shall be governed by the provisions of Section 217 of the DGCL.

46.                                                                                 A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact th               t such quorum may be represented by only one person, then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

47.                                                                                 At every meeting, the Chairman of the Board of Directors shall preside as Chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the members present shall choose some of their number to be the Chairman. If the members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present in person or by prescribed form of proxy at the meeting shall preside as Chairman failing which the oldest individual member or representative of a member present shall take the chair.

48.                                                                                 The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

49.                                                                                 At any meeting of the members the Chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the Chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be take of all votes cast upon such resolution, but if the Chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the Chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the Chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the Chairman.

50.                                                                                 Any person other than an individual shall be regarded as one member and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any member.

51.                                                                                 Any person other than an individual which is a member of the Company may be resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

52.                                                                                 The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

53.                                                                                 Directors of the Company may attend and speak at any meeting of members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

54.                                                                                 An action that may be taken by the members at a meeting may also be taken by a resolution of members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any resolution of members is adopted otherwise than by the unanimous written consent of all members, a copy of such resolution shall forthwith be sent to all members not consenting to such resolution.

DIRECTORS

55.                                                                                 The directors shall be elected by the members for a term consistent with the DGCL.

56.                                                                                 The minimum number of directors shall be one and the maximum number shall be 7.

57.                                                                                 Each director shall hold office for the term, if any, fixed by resolution of members or until his earlier death, resignation or removal.

58.                                                                                 A director may be removed from office with or without cause, by a resolution of members.

59.                                                                                 A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

60.                                                                                 A vacancy in the Board of Directors may be filled by a resolution of stockholders or by a resolution of a majority of the remaining directors.

61.                                                                                 With the prior or subsequent approval by a resolution of members, the directors may, by resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

62.                                                                                 A director shall not require a share qualification, and shall be an individual.

POWERS OF DIRECTORS

63.                                                                                 The business and affairs of the Company shall be managed and controlled in the United Kingdom by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise in the United Kingdom all such powers of the Company as are not by the DGCL or by the Certificate of Incorporation or these By-Laws required to be exercised by the stockholders of the Company, subject to any delegation of such powers as may be authorized by these By-Laws and to such requirements as may be prescribed by a resolution of stockholders; but no requirement made by a resolution of stockholders shall prevail if it be inconsistent with these By-Laws nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

64.                                                                                 The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company.

65.                                                                                 Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these By-Laws or in the resolution of directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to fixing the emoluments of directors.

66.                                                                                 The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced to their knowledge below the number fixed by or pursuant to these By-Laws as the necessary quorum for a meeting of directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of stockholders.

67.                                                                                 All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for money paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

PROCEEDINGS OF DIRECTORS

68.                                                                                 The directors of the Company or any committee thereof may meet at such times and in such manner and may regulate their proceedings as they think fit provided always that meetings of the directors shall take place only in the United Kingdom.

69.                                                                                 Subject to the preceding paragraph, a meeting of the directors or of a committee of the directors may consist of a conference between directors who are not all in one place, but whom each is able (directly or by telephone or other means of communication) to speak to each of the others and to be heard by each of the others simultaneously; and the word “meeting” in these By-Laws shall be construed accordingly. Where a meeting takes place in circumstances where the directors conducting the meeting are not all present, the meeting shall only be valid and shall be treated as taking place in the United Kingdom if (a) the Chairman of the meeting is in the United Kingdom and (b) a majority of directors at the meeting are in the United Kingdom.

70.                                                                                 A director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver on his part. The fact that a director has not received the notice does not invalidate the meeting.

71.                                                                                 A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person not less than one half of the total number of directors, unless there are only 2 directors in which case the quorum shall be 2.

72.                                                                                 If the Company shall have only one director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the DGCL or the Certificate of Incorporation or these By-Laws required to be exercised by the stockholders of the Company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

73.                                                                                 At every meeting of the directors the Chairman of the Board of Directors shall preside as Chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Vice Chairman of the Board of Directors shall preside. If there is no Vice Chairman of the Board of Directors or if the Vice Chairman of the Board of Directors is not present at the meeting the directors present shall choose some one of their number to be Chairman of the meeting.

74.                                                                                 An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a committee of directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by all directors or all members of the committee as the case may be, without the need for any notice.

75.                                                                                 The directors shall cause the following corporate records to be kept:

(a)                                            minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members;

(b)                                           copies of all resolutions consented to by directors, members, committees of directors, committees of officers and committees of member; and

(c)                                            such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company

76.                                                                                 The books, records and minutes shall be kept at the registered office of the Company, its principal place of business or at such other place as the directors determine.

77.                                                                                 The directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors.

78.                                                                                 Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority to take any action proscribed by Section 141(c) of the DGCL.

79.                                                                                 The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of these By-Laws regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

OFFICERS

80.                                                                                 The Company may by resolution of directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a President and one or more Vice Presidents, Secretaries, and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

81.                                                                                 The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of directors and stockholders, the Vice Chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

82.                                                                                 The emoluments of all officers shall be fixed by resolution of directors.

83.                                                                                 The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

CONFLICT OF INTERESTS

84.                                                                                 No agreement or transaction between the Company and one or more of its directors or any person in which any director has a financial interest or to whom any director is related, including as a director of that other person, is void or voidable for this reason only or by reason only that the director is present at the meting of directors or at the meeting of the committee of directors that approves the agreement or transaction or that the vote or consent of the directors is counted for that purpose if the material facts of the interest of each director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith, or are known by the other directors and so long as Section 144 of the DGCL is complied with fully.

85.                                                                                 A director who has an interest in any particular business to be considered at a meeting of directors or members may be counted for purposes of determining whether the meeting is duly constituted.

INDEMNIFICATION

86.                                 a) Power to indemnify in actions, suits or proceedings other than those by or in the right of the Company. Subject to paragraph (c), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts pain in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, has reasonable cause to believe that his conduct was unlawful.

(b)                           Power to indemnify in actions, suits or proceedings by or in the right of the Company. Subject to paragraph (c), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plans or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)                            Authorization of indemnification Any indemnification referred to herein (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph (a) or (b), as the case may be. Such determination shall be made (i) by the directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the members. To the extent, however, that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defence of any action, suit or proceeding described above, or in defence of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

(d)                           Good faith defined. For purpose of any determination under paragraph (c), a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, or, with respect to any criminal action or proceeding, to have had no reasonably cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct of the Company or another enterprise, or on information supplied to him by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this paragraph (d) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as a director, officer, employee or agent. The provisions of this paragraph (d) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in paragraph (a) or (b), as the case may be.

(e)                            Indemnification by a court. Notwithstanding any contrary determination in the specific case under paragraph (c), and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the Company’s jurisdiction of organization for indemnification to the extent otherwise permissible under paragraph (a) and (b). The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in paragraph (a) or (b), as the case may be. Neither the contrary determination in the specific case under paragraph (c) nor the absence of any determination thereunder shall be a defence to such application or create a presumption that the director, officer, employee or agent seeing indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this paragraph (e) shall be given to the Company promptly upon the filing of such application. If successful, in whole or in party, the director, officer, employee or agent seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(f)                              Expenses payable in advance. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized herein in these indemnification provisions.

(g)                           Nonexclusivity of indemnification and advancement of  expenses.  The indemnification and advancement of expenses provided by or granted pursuant to these indemnification provisions shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any paragraph of this Regulation 102, agreement, contract, vote of shareholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in paragraphs (a) and (b) shall be made to the fullest extent permitted by law. These indemnification provisions shall not be deemed to preclude the indemnification of any person who is not specified in paragraphs (a) and (b) but whom the Company has the power or obligation to indemnify under the provisions of the Company’s jurisdiction of organization, or otherwise.

(h)                           Insurance.  The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify him against such liability under these indemnification provisions.

(i)                               Certain definitions. For the purpose of these indemnification provisions, references to “the Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation if its separate existence had continued. For purposes of these indemnification provisions, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and reference to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in these indemnification provisions.

(j)                               Survival of indemnification and advancement of expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, these indemnification provisions shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)                            Limitation of indemnification. Notwithstanding anything contained in these indemnification provisions to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by paragraph (e) hereof), the Company shall not be obliged to indemnify any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the directors of the Company.

SEAL

87.                                                                                 The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by resolution of directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the Registered Office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or any other person so authorized from time to time by resolution of directors. Such authorization may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorized person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal has been affixed to such instrument and the same had been signed as hereinbefore described.

DIVIDENDS

88.                                                                                 The Company may by a resolution of directors declare and pay dividends in money, shares, or other property but dividends shall only be declared and paid out of surplus or net profits, in accordance with Section 170 of the DGCL. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the dividends, a fair and proper value for the assets to be so distributed.

89.                                                                                 The directors may from time to time pay to stockholders such interim dividends as appear to the directors to be justified by the profits of the Company.

90.                                                                                 The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund in such securities as they may select.

91.                                                                                 No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities as shown in its books of account, and its capital. In the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

92.                                                                                 Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned.

93.                                                                                 No dividend shall bear interest as against the Company.

94.                                                                                 A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

95.                                                                                 In the case of a dividend of authorized but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred to capital at the time of the distribution.

96.                                                                                 In the case of a dividend of authorized but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

97.                                                                                 A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.

ACCOUNTS

98.                                                                                 The books of account shall be kept at the registered office of the Company, its principal place of business or at such other place or places as the directors think fit.

99.                                                                                 The directors shall unless such requirement be waived by resolution of stockholders cause to be made out and shall serve on the stockholders or lay before a meeting of stockhoders at some date not later than eighteen months after the incorporation of the company and subsequently once at least in every calendar year a profit and loss account for a period in the case of the first account since the incorporation of the Company and in any other case, since the preceding account, made to a date not earlier than the date of the notice by more than twelve months, and a balance sheet as at the date to which the profit and loss account is made up. The Company’s profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit or loss of the Company for that financial period, and a true and fair view of the state of affairs of the Company as at the end of that financial period.

100.                                                                           A copy of such profit and loss account and balance sheet shall be served on every stockholder in the manner and with similar notice to that prescribed herein for calling a meeting of stockholders or upon such shorter notice as the stockholders may agree to accept.

101.                                                                           The Company may by a resolution of directors include in the computation of surplus for any purpose the unrealized appreciation of the assets of the Company, and, in the absence of fraud, the decision of the directors as to the value of the assets is conclusive, unless a question of law is involved.

AUDIT

102.                                                                           The Company may by resolution of members call for the accounts to be examined by auditors.

103.                                                                           The first auditors shall be appointed by resolution of directors; subsequent auditors shall be appointed by a resolution of members.

104.                                                                           The auditors may be members of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

105.                                                                           The remuneration of the auditors of the Company:

(a)                                  in the case of auditors appointed by the directors, may

be fixed by resolution of directors;

(b)                                 subject to the foregoing, shall be fixed by resolution of stockholders or in such manner as the Company may by resolution of stockholders determine.

106.                                                                           The auditors shall examine each profit and loss account and balance sheet required to be served on every stockholder of the Company or laid before a meeting of the stockholders of the Company and shall state in a written report whether or not:

(a)                            in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period;

(b)                           all the information and explanation required by the auditors have been obtained.

107.                                                                           The report of the auditors shall be annexed to the accounts and shall be read at the meeting of stockholders at which the accounts are laid before the Company or shall be served on the stockholders.

108.                                                                           Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

109.                                                                           The auditors of the Company shall be entitled to receive notice of, and to attend, any meetings of stockhold of the Company at which the Company’s profit and loss account and balance sheet are to be presented.

NOTICES

110.                                                                           Any notice, information or written statement to be given by the Company to stockholders must be served by personal service or by mail addressed to each member at the address shown in the share register.

111.                                                                           Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

112.                                                                           Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was mailed in such time as to admit to its being delivered in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

VOLUNTARY WINDING UP AND DISSOLUTION

113.                                                                           The Company may voluntarily commence to wind up and dissolve by a resolution of stockholders upon recommendation of the Board of Directors but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of directors.

CONTINUATION

114.                                                                           The directors shall have the sole right to continue the Company as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws, and otherwise in accordance with these By-Laws.